Exhibit 99.1

December 18, 2020	Media:	Peter Lucht - 781.655.2288
	Investors:	Kristin Silberberg - 203.900.6854

Citizens Financial Group, Inc. Reiterates Key Aspects of Capital Plan after Resubmission

PROVIDENCE, R.I. – Citizens Financial Group, Inc. (NYSE: CFG or the “Company”) today received the results of its 2020 Capital Plan resubmission and December 2020 Stress Test from the Board of Governors of the Federal Reserve System (the “Federal Reserve”). CFG’s results exceed all capital requirements under the Federal Reserve’s severe stress scenarios and the Company reiterates key aspects of its 2020 Capital Plan, which includes maintaining quarterly common dividends at the current level.

The resilience of Citizens’ pre-provision net revenue (“PPNR”) given changes to its business mix and improvement in its profitability over time is evidenced by its current operating performance in the real-life stress of 2020. The Company’s ratio of PPNR to average assets in the first nine months of 2020 was 3.9%*, and fourth quarter 2020 is projected to remain strong. This resilience compares favorably with peers and with the Federal Reserve’s modeled outcome of 2.0% for CFG under the severely adverse scenario of the December 2020 Stress Test.

The Federal Reserve’s PPNR model continues to use non-predictive data from earlier periods when Citizens had a different business model and was under foreign bank ownership. As a result, the Company continues to believe that the Federal Reserve’s PPNR models for the Company remain inaccurate.

“We are pleased that the Federal Reserve’s updated round of stress test results continues to demonstrate Citizens’ strong capital position and the diversity of our business model, even under more challenging stress scenarios,” said John F. Woods, Vice Chairman and Chief Financial Officer. “We have demonstrated our resilience in 2020 through the real-life stress of the pandemic, with strong revenue performance and expense discipline, the addition of significant credit reserves and a strong capital base that is back at our targeted capital ratios. We remain focused on using our robust position to help our clients and communities navigate these challenging times, while also ensuring strong returns of capital to our shareholders.”

The Federal Reserve’s public disclosure of the results of the December 2020 Stress Test for all participating bank holding companies is available on the Federal Reserve’s website.

* The ratio of PPNR to average assets for the first nine months of 2020 is presented on a nine-quarter equivalent basis.

Citizens Financial Group, Inc.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $179.2 billion in assets as of September 30, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding its fourth quarter 2020 PPNR projections, potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

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Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	The COVID-19 pandemic and associated lockdowns and their effects on the economic and business environments in which we operate;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

Citizens Financial Group, Inc.

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Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

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Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ending June 30, 2020.

CFG-IR

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